Exhibit 1.1

3,300,000 Shares

GLOBAL EAGLE ENTERTAINMENT INC.

Common Stock

($0.0001 Par Value)

UNDERWRITING AGREEMENT

February 12, 2015

Piper Jaffray & Co.

As Representative of the

Several Underwriters

c/o Piper Jaffray & Co.

U.S. Bancorp Center

800 Nicollet Mall

Minneapolis, Minnesota 55402

Ladies and Gentlemen:

The persons listed in Schedule II hereto (the “Selling Stockholders”), as stockholders of Global Eagle Entertainment Inc., a Delaware corporation (the “Company”), propose, subject to the terms and conditions stated herein, to sell to the several underwriters (the “Underwriters”) listed in Schedule I hereto for whom you are acting as representative (the “Representative”) an aggregate of 3,300,000 shares (the “Firm Shares”) of the Company’s common stock, $0.0001 par value (the “Common Stock”), with each Selling Stockholder selling the number of shares set forth opposite such Selling Stockholder’s name in the column “Total Number of Firm Shares to be Sold” in Schedule II hereto. In addition, at the option of the Underwriters, the Selling Stockholders propose to sell, subject to the terms and conditions stated herein, to the Underwriters up to an additional 495,000 shares of Common Stock (collectively, the “Optional Shares”) with each of the Selling Stockholders selling the number of shares set forth opposite such Selling Stockholder’s name in the column “Number of Optional Shares to be Sold if Maximum Option Exercised” in Schedule III hereto (or their respective pro rata portions thereof if the Underwriters exercise their right to purchase Optional Shares as to fewer than all of the Optional Shares). The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names on Schedule I hereto.

As the Representative, you have advised the Company and the Selling Stockholders (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names on Schedule I hereto, plus their pro rata portion of the Optional Shares if you elect to exercise the option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Optional Shares (to the extent the aforementioned option is exercised) are herein collectively called the “Shares”.

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Concurrently with this offering, the Company is offering up to $86,250,000 aggregate principal amount of Convertible Senior Notes due 2035 (the “Notes”) that are convertible into shares of Common Stock (the “Underlying Shares”).

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.          REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING STOCKHOLDERS.

(a) The Company represents and warrants to each of the Underwriters as follows:

(a)          A registration statement on Form S-3 (File No. 333-188121) with respect to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission and has become effective. The Company and the transactions contemplated by this underwriting agreement (this “Agreement”) meet the requirements and comply with the conditions for the use of Form S-3, including the transaction requirements set forth in General Instruction I.B.3 of such form. The Registration Statement meets the requirements of Rule 415(a)(1)(i) under the Act and complies in all material respects with said rule. Copies of such registration statement, including any amendments thereto, the base prospectus (meeting in all material respects the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) under the Act (“Rule 462(b) Registration Statement”), is herein referred to as the “Registration Statement”, which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A, 430B or 430C under the Act and contained in the Prospectus referred to below. No post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. “Prospectus” means the form of base prospectus together with the final prospectus supplement first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Act. Any preliminary prospectus relating to the Shares prior to the date hereof, together with the base prospectus is herein referred to as a “Preliminary Prospectus”. Any reference herein to the Registration Statement, any Rule 462(b) Registration Statement, any Preliminary Prospectus or to the Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, which is or is deemed to be incorporated by reference in the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be, and, in the case of any reference herein to the Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the final prospectus supplement under Rule 424(b) under the Act, and prior to the termination of the offering of the Shares by the Underwriters.

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(b)          As of the Applicable Time (as defined below) and as of the Closing Date or the Option Closing Date, as the case may be, none of the Statutory Prospectus (as defined below) and the information included on Schedule IV hereto, all considered together (collectively, the “General Disclosure Package”), included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the General Disclosure Package, in reliance upon, and in conformity with, written information furnished to the Company (i) by or on behalf of any Underwriter through the Representative, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 hereof or (ii) by a Selling Stockholder specifically for use therein.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 8:30 a.m. (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Representative.

“Statutory Prospectus” as of any time means the prospectus relating to the Shares that is included in the Registration Statement immediately prior to such time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

(c)          The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with requisite power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. Each of the subsidiaries of the Company as listed in Exhibit A hereto (collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation, limited liability company or similar entity in good standing under the laws of the jurisdiction of its organization with requisite power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Subsidiaries, including all subsidiaries thereof, are the only subsidiaries, direct or indirect, of the Company. The Subsidiaries listed in Exhibit A hereto are the only “significant subsidiaries” of the Company (as such term is defined in Rule 1-02 of Regulation S-X). The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, except where the failure to be so qualified would not (A) have, individually or in the aggregate, a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and of the Subsidiaries taken as a whole or (B) prevent or burden or impair in any material respect the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (A) and (B) being referred to as a “Material Adverse Effect”). The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

(d)          The outstanding shares of Common Stock of the Company, including all shares to be sold by the Selling Stockholders, have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase or acquire any securities of the Company that have not been waived in writing. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock.

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(e)          The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus. All of the Shares conform in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. The form of certificates for the Shares conforms in all material respects to the corporate law of the jurisdiction of the Company’s incorporation and to any requirements of the Company’s organizational documents. Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise specifically stated therein or in this Agreement, the Company has not: (i) issued any securities, except for shares of Common Stock issued pursuant to the exercise of currently outstanding options or warrants or other stock-based awards under the Company’s equity incentive plans; (ii) incurred any material liability or material obligation, direct or contingent, for borrowed money, other than pursuant existing lines of credit of the Company or its Subsidiaries in the ordinary course of business; or (iii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

(f)          The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus or the Prospectus relating to the proposed offering of the Shares, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened by the Commission. The Registration Statement, as of its effective date, contained and as of the date hereof, contains, and the Prospectus, as of its date, contained and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform in all material respects to, the requirements of the Act and the Rules and Regulations. The documents incorporated, or to be incorporated, by reference in the Prospectus, at the time filed with the Commission conformed or will conform, in all material respects to the requirements of the Exchange Act or the Act, as applicable, and the rules and regulations of the Commission thereunder. The Registration Statement and any amendments thereto, as of its effective date, the date hereof and the Closing Date and the Option Closing Date, as the case may be, did not contain, do not contain, and will not contain, any untrue statement of a material fact and did not omit, do not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto, as of its date, the date hereof and the Closing Date and the Option Closing Date, as the case may be, did not contain, do not contain, and will not contain, any untrue statement of a material fact; and did not omit, do not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement, the General Disclosure Package or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company (i) by or on behalf of any Underwriter through the Representative, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 hereof or (ii) by a Selling Stockholder specifically for use therein.

(g)          [Reserved].

(h)          The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Act and consistent with Section 4(a)(ii) hereof.

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(i)          The consolidated financial statements of the Company and its consolidated subsidiaries, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, comply in all material respects with the applicable requirements of the Act and the Exchange Act and present fairly, in all material respects, the financial position and the results of operations and cash flows of the Company and its consolidated subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared, in all material respects, in accordance with United States generally accepted principles of accounting (“GAAP”) or International Financial Reporting Standards as adopted by the European Union (“EU”), as applicable, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary and selected consolidated financial and statistical data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company and the consolidated subsidiaries. The pro forma financial statements and other pro forma financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein, have been prepared, in all material respects, in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and the, in the opinion of the Company, assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP” or “non-IFRS” financial measures (as such term is defined by the Rules and Regulations) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus that are not included as required. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents, in all material respects, the information called for and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(j)          (i) Ernst & Young LLP who have certified certain of the financial statements filed with the Commission as part of, or incorporated by reference in, the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) as required by the Act, (ii) Rose, Snyder & Jacobs LLP who have certified certain of the financial statements filed with the Commission as part of, or incorporated by reference in, the Registration Statement, the General Disclosure Package and the Prospectus, has advised the Company that it was an independent registered public accounting firm with respect to Row 44, Inc. during the period covered by such financial statements within the meaning of the Act and the applicable Rules and Regulations and the PCAOB as required by the Act and (iii) Ernst & Young GmbH Wirtschaftsprufungsgesellschaft who have certified certain of the financial statements filed with the Commission as part of, or incorporated by reference in, the Registration Statement, the General Disclosure Package and the Prospectus, has advised the Company that it was an independent auditor with respect to Advanced Inflight Alliance AG and its Subsidiaries during the period covered by such financial statements within the meaning of the Act and the applicable Rules and Regulations and the PCAOB as required by the Act. The Company is in material compliance with all applicable effective provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the NASDAQ Capital Market thereunder (collectively, the “Sarbanes-Oxley Act”). The Company has taken all reasonably necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply (including Section 402 related to loans) and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect or which will become applicable to the Company.

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(k)          Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no legal, governmental, administrative or regulatory investigation, action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries, or to which any property of the Company or the Subsidiaries is, or to the knowledge of the Company, would reasonably be expected to be, subject, before any court or regulatory or administrative agency or otherwise which would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. There are no current or pending legal, governmental, administrative or regulatory investigations, actions, suits, claims or proceedings that are required under the Act to be described in the Registration Statement, the General Disclosure Package or the Prospectus that are not so described in the Registration Statement, the General Disclosure Package or the Prospectus. There are no statutes, regulations or contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the General Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the General Disclosure Package or the Prospectus. Each description of a contract, document or other agreement in the Registration Statement and the Prospectus accurately reflects in all material respects the terms of the underlying contract, document or other agreement to the extent required under the Act to be described therein.

(l)          The Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the consolidated financial statements hereinabove described or described in the Registration Statement, the General Disclosure Package and the Prospectus, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements or described in the Registration Statement, the General Disclosure Package and the Prospectus or which are not material in amount or would not materially interfere with the use made and proposed to be made of such properties or assets by the Company and the Subsidiaries. The Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(m)          The Company and the Subsidiaries have filed all U.S. federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by such returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve for accrual has been established in accordance with GAAP, except where the failure to file such returns or pay such taxes would not reasonably be expected to have a Material Adverse Effect. All tax liabilities have been adequately provided for in the financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, and the Company does not know of any actual or proposed additional material tax assessments. To the Company’s knowledge, there is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary.

(n)          Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented, (A) there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company taken as a whole, whether or not occurring in the ordinary course of business, (B) there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and (C) neither the Company nor any of the Subsidiaries has sustained any loss or interference with its business that is material to the Company and the Subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

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(o)          Neither the Company nor any of the Subsidiaries is or with the giving of notice or lapse of time or both, will be, (A) in violation of its certificate or articles of incorporation, charter, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, as applicable, (B) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound or (C) in violation of any law, order, rule or regulation judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or the Subsidiaries, or any of their properties or assets, except in the case of clauses (B) and (C), for such violations or defaults as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, (m) any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is bound, (n) the certificate of incorporation or formation, articles of incorporation or association, charter, by-laws or other organizational documents, as applicable, of the Company or (o) any law, order, rule or regulation judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary, or any of their properties or assets except, in the case of (m) and (o), as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(p)          The execution and delivery of, and the performance by the Company of its obligations under, this Agreement has been duly and validly authorized by all necessary corporate, limited liability company or similar applicable action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.

(q)          Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated has been obtained or made and is in full force and effect (except such additional steps as may be required by the Commission, the Financial Industry Regulatory Authority, Inc. (“FINRA”) or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws).

(r)          Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Company and the Subsidiaries (A) hold all licenses, registrations, certificates and permits from federal, state, local, foreign and international governmental and regulatory authorities (collectively, “Governmental Licenses”) which are necessary to the conduct of their business, (B) are in compliance with the terms and conditions of all Governmental Licenses, and all Governmental Licenses are valid and in full force and effect, and (C) have not received any written or other notice of proceedings relating to the revocation or modification of any Governmental License.

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(s)          The Company and the Subsidiaries own or possess the right to use all patents, inventions, trademarks, trade names, service marks, logos, trade dress, designs, data, database rights, Internet domain names, rights of privacy, rights of publicity, copyrights, works of authorship, license rights, trade secrets, know-how and proprietary information (including unpatented and unpatentable proprietary or confidential information, inventions, systems or procedures) and other industrial property and intellectual property rights, as well as related rights, such as moral rights and the right to sue for all past, present and future infringements or misappropriations of any of the foregoing, and registrations and applications for registration of any of the foregoing (collectively, “Intellectual Property”) necessary to conduct their business as presently conducted and currently contemplated to be conducted in the future as described in the Registration Statement, General Disclosure Package and the Prospectus, except where the failure to own or possess such Intellectual Property would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries, whether through their respective products and services or the conduct of their respective businesses, has infringed, misappropriated, conflicted with or otherwise violated, or is currently infringing, misappropriating, conflicting with or otherwise violating, and none of the Company or the Subsidiaries have received any communication or notice of infringement of, misappropriation of, conflict with or violation of, any Intellectual Property of any other person or entity, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has received any communication or notice alleging that by conducting their business as set forth in the Registration Statement, the General Disclosure Package or the Prospectus, such parties would infringe, misappropriate, conflict with, or violate, any of the Intellectual Property of any other person or entity, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company knows of no infringement, misappropriation or violation by others of Intellectual Property owned by or licensed to the Company or the Subsidiaries, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company and its Subsidiaries have taken all reasonable steps necessary to secure their interests in such Intellectual Property from their employees and contractors and to protect the confidentiality of all of their confidential information and trade secrets.

(t)          To the Company’s knowledge, none of the Intellectual Property or technology (including information technology and outsourced arrangements) employed by the Company or the Subsidiaries has been obtained or is being used by the Company or the Subsidiaries in violation of any contractual obligation binding on the Company or any of the Subsidiaries or any of their respective officers, directors or employees or otherwise in violation of the rights of any persons. The Company and the Subsidiaries own or have a valid right to access and use all computer systems, networks, hardware, software, databases, websites, and equipment used to process, store, maintain and operate data, information, and functions used in connection with the business of the Company and the Subsidiaries (the “Company IT Systems”), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and the Subsidiaries as currently conducted, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and the Subsidiaries have implemented commercially reasonable backup, security and disaster recovery technology consistent in all material respects with applicable regulatory standards and customary industry practices.

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(u)          Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and the Subsidiaries: (A) are and at all times have been in material compliance with all statutes, rules, regulations, or written guidance applicable to the Company and the Subsidiaries for the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed or service provided by the Company (“Applicable Laws”), except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (B) have not received any notice of adverse finding, warning letter, untitled letter or other correspondence or notice from any government, regulatory body or administrative agency or other governmental body having authority over the Company or the Subsidiaries (“Governmental Authority”) alleging or asserting material noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (C) possess all material Authorizations and such Authorizations are valid and in full force and effect and are not in material violation of any term of any such Authorizations; (D) have not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and have no knowledge that any such Governmental Authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) have not received written notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and the Company has no knowledge that any such Governmental Authority is considering such action; and (F) have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission).

(v)         Neither the Company nor, to the Company’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on the NASDAQ Capital Market in accordance with Regulation M under the Exchange Act.

(w)          Neither the Company nor any Subsidiary is required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1940 Act”).

(x) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and the Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP or IFRS, as applicable, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP or IFRS, as applicable, and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal control over financial reporting, and there has been no change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

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(y)          The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-14(c) and 15d-14(c) under the Exchange Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations under the Exchange Act, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

(z)           The statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(aa)         The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial record-keeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of jurisdictions where the Company and the Subsidiaries conduct business, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any or the Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(bb)         Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or any similar sanctions imposed by any other body, governmental or other, to which the Company or any of its Subsidiaries is subject (collectively, “other economic sanctions”); and the Company will not knowingly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person or entity, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC or other economic sanctions.

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(cc)         Neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries: (A) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity: (B) has made any direct or indirect unlawful contribution or payment to any official of, or candidate for, or any employee of, any federal, state or foreign office from corporate funds; (C) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions (“OECD Convention”), the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or any similar law or regulation to which the Company, any of its Subsidiaries, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of the Subsidiaries is subject. The Company, the Subsidiaries and their affiliates have each conducted their businesses in compliance in all material respects with the FCPA and any applicable similar law or regulation and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(dd)         The Company and each of the Subsidiaries carry, or are covered by, insurance, from insurers of recognized financial responsibility, in such amounts and covering such risks as is commercially reasonable for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses; and the Company and the Subsidiaries have no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses at a cost that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(ee)          (A) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization that is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have liability (each a “Plan”) is in compliance in all material respects with all presently applicable statutes, rules and regulations, including ERISA and the Code; (B) with respect to each Plan subject to Title IV of ERISA (I) no “reportable event” (as defined in Section 4043 of ERISA) has occurred for which the Company or any member of its Controlled Group would have any material liability; and (II) neither the Company nor any member of its Controlled Group has incurred or expects to incur material liability under Title IV of ERISA (other than for contributions to the Plan or premiums payable to the Pension Benefit Guaranty Corporation, in each case in the ordinary course and without default); (C) no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has failed to satisfy the minimum funding standard within the meaning of such sections of the Code or ERISA; and (D) each Plan that is intended to be qualified in all material respects under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(ff)          Except as disclosed in the questionnaires provided to the Representative (or its counsel), to the knowledge of the Company, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater securityholders.

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(gg)          (A) The Company and each Subsidiary have complied and are in compliance with all applicable federal, state, local, foreign and international laws (including the common law), statutes, rules, regulations, orders, judgments, decrees or other legally binding requirements of any court, administrative agency or other governmental authority relating to pollution or to the protection of the environment, natural resources or human health or safety, or to the manufacture, use, generation, treatment, storage, disposal, release or threatened release of hazardous or toxic substances, pollutants, contaminants or wastes, or the arrangement for such activities (“Environmental Laws”) except where the failure to comply would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (B) the Company and each Subsidiary have obtained and are in compliance, in all material respects, with all permits, licenses, authorizations or other approvals required of them under Environmental Laws to conduct their respective businesses and are not subject to any action to revoke, terminate, cancel, limit, amend or appeal any such permits, licenses, authorizations or approvals; (C) neither the Company nor any Subsidiary is a party to any judicial or administrative proceeding (including a notice of violation) under any Environmental Laws (I) to which a governmental authority is also a party and which involves potential monetary sanctions, unless it could reasonably be expected that such proceeding will result in monetary sanctions of less than $100,000, or (II) which is otherwise material; and no such proceeding has been threatened in writing or is known to be contemplated; (D) neither the Company nor any Subsidiary has received notice or is otherwise aware of any pending or threatened material claim or potential liability under Environmental Laws in respect of its past or present business, operations (including the disposal of hazardous substances at any off-site location), facilities or real property (whether owned, leased or operated) or on account of any predecessor or any person whose liability under any Environmental Laws it has agreed to assume; and neither the Company nor any Subsidiary is aware of any facts or conditions that could reasonably be expected to give rise to any such claim or liability; and (E) neither the Company nor any Subsidiary is aware of any matters regarding compliance with existing or reasonably anticipated Environmental Laws, or with any liabilities or other obligations under Environmental Laws (including asset retirement obligations), that could reasonably be expected to have a Material Adverse Effect.

(hh)         The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on the NASDAQ Capital Market, nor has the Company received any notification that the Commission or the NASDAQ Capital Market is contemplating terminating such registration or listing.

(ii)         There are no relationships, direct or indirect, or related-party transactions involving the Company or any of the Subsidiaries or any other person required to be described in the Registration Statement and the Prospectus which have not been described in such documents and the General Disclosure Package as required.

(jj)         No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

(kk)         No labor disturbance by or dispute with employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened. The Company is not aware that any key employee or significant group of employees of the Company plans to terminate employment with the Company.

(ll)         Neither the Company nor any of the Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of the Subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

Any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Underwriters.

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 (b) Each of the Selling Stockholders severally and not jointly represents and warrants as follows:

(i) Such Selling Stockholder now has and at the Closing Date and the Option Closing Date, as the case may be (as such dates are hereinafter defined) will have good and marketable title to the Firm Shares and the Optional Shares to be sold by such Selling Stockholder, free and clear of any liens, encumbrances, equities and claims, and full right, power and authority to effect the sale and delivery of such Firm Shares and Optional Shares; and upon the delivery of, against payment for, such Firm Shares and Optional Shares pursuant to this Agreement, the Underwriters will acquire good and marketable title thereto, free and clear of any liens, encumbrances, equities and claims.

(ii) Such Selling Stockholder has all requisite right, power and authority to execute and deliver this Agreement, and to perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder. The execution and delivery of this Agreement and the consummation by such Selling Stockholder of the transactions herein contemplated and the fulfillment by such Selling Stockholder of the terms hereof will not (a) require any consent, approval, authorization, or other order of any court, regulatory body, administrative agency or other governmental body (except as may be required under the Act, state securities laws or Blue Sky laws), (b) will not result in a breach of any of (i) the terms and provisions of, or constitute a default under, organizational documents of such Selling Stockholder, if not an individual, (ii) any indenture, mortgage, deed of trust or other agreement or instrument to which such Selling Stockholder is a party, or (iii) any order, rule or regulation applicable to such Selling Stockholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction, except in the case of clauses (a), (b)(ii) and (b)(iii) as would not have a material adverse effect on the ability of such Selling Stockholder to consummate the transactions contemplated hereby and perform its obligations under this Agreement.

(iii) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock of the Company and, other than as permitted by the Act, the Selling Stockholder will not distribute any prospectus or other offering material in connection with the offering of the Shares.

(iv) The legal name, address and the number of Shares owned by such Selling Stockholder and the other information (excluding percentages) pertaining to such Selling Stockholder under the caption “Selling Stockholders” in the Registration Statement and the Prospectus (and any similar section or information contained in the General Disclosure Package) (“Selling Stockholder Information”) is complete and accurate in all material respects.

(v)         No consent, approval or waiver is required under any instrument or agreement to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or under which he or it is entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriters of any of the Shares which may be sold by such Selling Stockholder under this Agreement or the consummation by such Selling Stockholder of any of the other transactions contemplated hereby, except as would not have a material adverse effect on the ability of such Selling Stockholder to consummate the transactions contemplated hereby and perform its obligations under this Agreement.

(vi)        There are no affiliations or associations between any member of the NASD and such Selling Stockholder or any affiliate of such Selling Stockholder, except as set forth in the Registration Statement.

(vii)       The sale of the Firm Shares and the Optional Shares pursuant hereto is not prompted by any information concerning the Company or any of the Subsidiaries which is not set forth in the Registration Statement, the General Disclosure Package and the Prospectus or the documents incorporated by reference therein.

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Any certificate signed by a Selling Stockholder and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to the Underwriters.

2.          PURCHASE, SALE AND DELIVERY OF THE FIRM SHARES.

(a)          On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, each Selling Stockholder, severally and not jointly, agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $13.0985 per share, the number of Firm Shares set forth opposite the name of each Underwriter on Schedule I hereto, subject to adjustments in accordance with Section 9 hereof. The number of Firm Shares to be purchased by each Underwriter from each Selling Stockholder shall be as nearly as practicable in the same proportion to the total number of Firm Shares being sold by each Selling Stockholder as the number of Firm Shares being purchased by each Underwriter bears to the total number of Firm Shares to be sold hereunder. The obligations of each of the Selling Stockholders shall be several and not joint.

(b)          [Reserved].

(c)          Payment for the Firm Shares to be sold hereunder is to be made in federal (same day) funds to one or more accounts designated by the Selling Stockholders for the shares to be sold by them against delivery of certificates therefor to the Representative for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of The Depository Trust Company, New York, New York, at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the “Closing Date”. As used herein, “business day” means a day on which the NASDAQ Capital Market is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.

(d)          In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each of the Selling Stockholders, severally and not jointly, hereby grant an option to the several Underwriters to purchase the Optional Shares at a price equal to $13.25 per share, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Shares but not payable on the Optional Shares. The maximum number of Optional Shares to be sold by each of the Selling Stockholders is set forth on Schedule III hereto. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) at any time, from time to time thereafter within 30 days after the date of this Agreement, by you, as Representative of the several Underwriters, to the Company and the Selling Stockholders, setting forth the number of Optional Shares as to which the several Underwriters are exercising the option and the time and date at which such certificates are to be delivered. The time and date at which Optional Shares are to be delivered shall be determined by the Representative but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The option with respect to the Optional Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. The number of Optional Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Optional Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares. You, as Representative of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company and the Selling Stockholders. To the extent, if any, that the option is exercised, payment for the Optional Shares shall be made on the Option Closing Date in federal (same day) funds drawn to the order of the Company against delivery of certificates therefor through the facilities of The Depository Trust Company, New York, New York. The obligations of each of the Selling Stockholders shall be several and not joint.

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3.          OFFERING BY THE UNDERWRITERS.

It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representative deem it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representative may from time to time thereafter change the public offering price and other selling terms.

It is further understood that you will act as the Representative for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

4.          COVENANTS OF THE COMPANY AND THE SELLING STOCKHOLDERS.

(a)          The Company covenants and agrees with the several Underwriters that:

(i)          The Company will (A) prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Representative and file such Rule 462(b) Registration Statement with the Commission by 10:00 P.M., New York time, on the date hereof, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Rules and Regulations, (B) prepare and timely file with the Commission under Rule 424(b) under the Act a Prospectus in a form approved by the Representative containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C under the Act, (C) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus or document incorporated by reference therein of which the Representative shall not previously have been advised and furnished with a copy or to which the Representative shall have reasonably objected in writing or which is not in compliance in all material respects with the Rules and Regulations and (D) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares pursuant to this Agreement by the Underwriters.

(ii)         The Company will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act).

(iii)        During the Prospectus Delivery Period (as defined below), the Company will advise the Representative promptly (A) when any post-effective amendment to the Registration Statement shall have become effective, (B) of receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus, (C) when any supplement to the Prospectus or any amendment to the Prospectus has been filed, (D) of any request of the Commission for amendment of the Registration Statement or for supplement to the General Disclosure Package or the Prospectus or for any additional information, (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act, (F) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the General Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus or the General Disclosure Package is delivered to a purchaser, not misleading, and (G) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or, to the knowledge of the Company, threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any order referred to in clause (E) or (G) of this paragraph and to obtain as soon as possible the lifting thereof, if issued.

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(iv)        The Company will cooperate with the Representative in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representative may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose; provided that the Company shall not be required to (A) qualify as a foreign corporation, (B) file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, or (C) subject itself to taxation in any such jurisdiction if it is not otherwise so subject. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representative may reasonably request for distribution of the Shares.

(v)         The Company will deliver to, or upon the order of, the Representative, from time to time, as many copies of any Preliminary Prospectus as the Representative may reasonably request. The Company will deliver to, or upon the order of, the Representative during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) (the “Prospectus Delivery Period”) is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representative may reasonably request. The Company will deliver to the Underwriters such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), including documents incorporated by reference therein, and of all amendments thereto, as the Representative may reasonably request.

(vi)        The Company will comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus so long as the offering and this Agreement are not terminated. If during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Representative, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will either (A) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or (B) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law.

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(vii)       If the General Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition shall exist as a result of which, in the judgment of the Company or in the reasonable opinion of the Representative, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will either (A) prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package or (B) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with applicable law.

(viii)      The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the date of the Prospectus, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 under the Act and will advise you in writing when such statement has been so made available.

(ix)         Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement, the General Disclosure Package and the Prospectus; provided that, such financial statements described in this subsection (ix) shall only be provided the Underwriters if such financial statements are not otherwise publicly available.

(x)          No offering, pledge, sale, contract to sell, short sale or other disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) other (i) than pursuant to equity incentive plans as in existence on the date of this Agreement, (ii) pursuant to the exchange, exercise or conversion of warrants or convertible securities outstanding as of the date of this Agreement, (iii) pursuant to the filing of one or more registration statements on Form S-8 with the Commission, (iv) the Notes and Underlying Shares issued in connection with conversions of the Notes pursuant to the indenture governing such Notes, (v) the issuance of up to an aggregate of two million shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for an aggregate of no more than two million shares of Common Stock or derivative of up to two million shares of Common Stock in connection with the Company’s acquisition of one or more businesses, products or technologies, joint ventures, commercial relationships or other strategic corporate transactions, including, without limitation, the issuance of shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock to finance any such acquisition or other strategic corporate transaction, provided that each recipient of shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock pursuant to this clause or (v) shall execute and deliver to the Representative a letter substantially in the form attached hereto as Exhibit B) will be made for a period of 90 days after the date of the Prospectus, directly or indirectly, by the Company otherwise than contemplated hereunder or with the prior written consent of the Representative, provided that the foregoing restrictions will not restrict the Company from, during such 90-day restricted period (or such longer period as provided for in the immediately following sentence), making an offer or entering into an agreement, understanding, contract, commitment or arrangement to sell shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock after such 90-day period (or such longer period as provided for in the immediately following sentence) in connection with the Company’s acquisition of one or more businesses, products or technologies, joint ventures, commercial relationships or other strategic corporate transactions, including, without limitation, the issuance of shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock to finance any such acquisition or other strategic corporate transaction.

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(xi)         The Company has caused each officer, director and stockholder of the Company listed on Schedule V to execute and deliver to you, on or prior to the date of this agreement, a letter or letters, substantially in the form attached hereto as Exhibit B (the “Lockup Agreement”).

(xii)        [Reserved]

(xiii)       The Company shall not conduct its business in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

(xiv)      The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

(xv)       The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(xvi)      Prior to the Closing Date, the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or its earnings, business, operations or prospects, or the offering of the Shares, without the prior written consent of the Representative, unless in the reasonable judgment of the Company and its counsel, and after notification to the Representative, such press release or communication is required by law or by NASDAQ Capital Market rules, in which case the Company shall use its reasonable best efforts to allow the Underwriters reasonable time to comment on such release or other communication in advance of such issuance.

(b)          Each of the Selling Stockholders covenants and agrees, severally and not jointly, with the several Underwriters that:

(i)          No offering, sale, short sale or other disposition of any shares of Common Stock of the Company or other capital stock of the Company or other securities convertible, exchangeable or exercisable for Common Stock or derivative of Common Stock owned by such Selling Stockholder or request the registration for the offer or sale of any of the foregoing (or as to which such Selling Stockholder has the right to direct the disposition of) will be made for a period of 90 days after the date of this Agreement, directly or indirectly, by such Selling Stockholder otherwise than hereunder or with the prior written consent of the Representative.

(ii) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983 with respect to the transactions herein contemplated, such Selling Stockholder agrees to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

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(iii)   Such Selling Stockholder will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(iv)        Such Selling Stockholder agrees that it will not prepare or have prepared on its behalf or use or refer to, any “free writing prospectus” (as defined in Rule 405 under the Act), and agrees that it will not distribute any written materials in connection with the offer or sale of the Shares.

(v)         During the Prospectus Delivery Period, such Selling Stockholder will advise the Representative promptly, and will confirm such advice in writing to the Representative, of any change in the information relating to such Selling Stockholder in the Registration Statement, the Prospectus or any document comprising the General Disclosure Package.

(c)          Each Underwriter will not make any offer relating to the Shares that would constitute a constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission under Rule 433 under the Act.

5.          COSTS AND EXPENSES.

   The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or reimburse if paid by the Underwriters, all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: (i) accounting fees of the Company and fees and disbursements of the Company’s auditors incurred in delivering the letters described in Section 6(d); (ii) the fees and disbursements of counsel for the Company; (iii) any reasonable roadshow expenses; (iv) the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement, the listing application, any Blue Sky survey, in each case, any supplements or amendments thereto; (v) the filing fees of the Commission; (vi) the costs and charges of any transfer agent, registrar or depositary; and (vii) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares made by the Underwriters caused by a breach of the representation in Section 1(b) hereof). To the extent that the Selling Stockholders engage special legal counsel to represent them in connection with this offering, the fees and expenses of such counsel shall be borne by such Selling Stockholders pro rata. Any transfer taxes imposed on the sale of the Shares to the several Underwriters will be paid by the Selling Stockholders pro rata. The Selling Stockholders shall not, however, be required to pay for any of the Underwriter’s expenses except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representative pursuant to Section 10 hereof, or by reason of any failure, refusal or inability on the part of the Company or the Selling Stockholders to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter, the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company and the Selling Stockholders shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

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6.          CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Optional Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Applicable Time, the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company and the Selling Stockholders contained herein, and to the performance by the Company and the Selling Stockholders of their covenants and obligations hereunder and to the following additional conditions:

(a)          The Rule 462(b) Registration Statement, if any and the Prospectus shall have been filed as required by the Act, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representative and complied with to its reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been taken or, to the knowledge of the Company or the Selling Stockholders, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date or the Option Closing Date, as the case may be, which would prevent the sale of the Shares.

(b)          The Representative shall have received on the Closing Date or the Option Closing Date, as the case may be, (i) the opinion and 10b-5 statement of McDermott Will & Emery LLP, counsel for the Company and certain of the Selling Stockholders, (ii) the opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to certain of the Selling Stockholders, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters), in form and substance as previously agreed with the Representative and (iii) the opinion of Terry Prendergast of Murphy, Goldammer & Prendergast, LLP, counsel to a certain Selling Stockholder, dated as of the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters), in form and substance as previously agreed with the Representative .

(c)          The Representative shall have received from Goodwin Procter LLP, counsel for the Underwriters, an opinion and 10b-5 statement, dated the Closing Date or the Option Closing Date, as the case may be, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(d)          You shall have received, on the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of each of (i) Ernst & Young LLP, confirming that it is an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the Act and the applicable Rules and Regulations and the PCAOB, (ii) Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft, confirming that it was an independent auditor with respect to Advanced Inflight Alliance AG and its Subsidiaries during the period covered by the financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus within the meaning of the Act and the applicable Rules and Regulations and the PCAOB, and (iii) Rose, Snyder & Jacobs LLP, confirming that it was an independent registered public accounting firm with respect to Row 44, Inc. during the period covered by the financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus within the meaning of the Act and the applicable Rules and Regulations and the PCAOB, in each case, stating that in their each of their opinion the financial statements and schedules examined by them and included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

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(e)          The Representative shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

(i)          The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act have been taken or are, to his or her knowledge, contemplated or threatened by the Commission;

(ii)         The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

(iii)        All filings required to have been made pursuant to Rules 424, 430A, 430B or 430C under the Act have been made as and when required by such rules;

(iv)        Such officer has carefully examined the General Disclosure Package and, in his or her opinion, as of the Applicable Time, the statements contained in the General Disclosure Package did not contain any untrue statement of a material fact, and such General Disclosure Package, when considered together with the General Disclosure Package, did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the such officer makes no representations or warranties as to information contained in or omitted from the General Disclosure Package, in reliance upon, and in conformity with, written information furnished to the Company (i) by or on behalf of any Underwriter through the Representative, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 hereof or (ii) by a Selling Stockholder specifically for use therein.

(v)         Such officer has carefully examined the Registration Statement and, in his or her opinion, as of the effective date of the Registration Statement, the Registration Statement and any amendments thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; provided, however, that such officer makes no representations or warranties as to information contained in or omitted from the Registration Statement, in reliance upon, and in conformity with, written information furnished to the Company (i) by or on behalf of any Underwriter through the Representative, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 hereof or (ii) by a Selling Stockholder specifically for use therein.Such officer has carefully examined the Prospectus and, in his or her opinion, as of its date and the Closing Date or the Option Closing Date, as the case may be, the Prospectus and any amendments and supplements thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such officer makes no representations or warranties as to information contained in or omitted from the Prospectus, in reliance upon, and in conformity with, written information furnished to the Company (i) by or on behalf of any Underwriter through the Representative, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 hereof or (ii) by a Selling Stockholder specifically for use therein; and

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(vi)        Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, properties, assets, rights, operations, or financial condition of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business.

(f)          The Representative shall have received on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate of the Chief Financial Officer of the Company substantially in the form attached hereto as Exhibit C.

(g)          The Representative shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate of each of the Selling Stockholders to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, such Selling Stockholder severally, and not jointly, represents as follows:

(i)          The representations and warranties of such Selling Stockholder contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be; and

(ii)         Such Selling Stockholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or prior to such date.

(h)          The Company and the Selling Stockholders shall have furnished to the Representative such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representative may reasonably have requested.

(i)          The Firm Shares and Optional Shares, if any, have been duly listed, subject to notice of issuance, on the NASDAQ Capital Market.

(j)          The Lockup Agreements described in Section 4(a)(xii) hereof shall have been received by you and are in full force and effect.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are satisfactory in the reasonable judgment of the Representative and counsel for the Underwriters.

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company and the Selling Stockholders of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be. In such event, the Selling Stockholders, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 7 hereof).

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7.          INDEMNIFICATION.

(a)          The Company agrees:

(i)          to indemnify and hold harmless each Underwriter, the affiliates, directors and officers of each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any losses, claims, damages or liabilities to which such Indemnified Party may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or in any materials or information provided to investors by or at the instruction of, the Company in connection with the marketing of the offering of the Common Shares (“Marketing Materials”), (B) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (C) with respect to any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or the Marketing Materials, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, or Marketing Materials, in reliance upon and in conformity with written information furnished to the Company (i) by or through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 hereof or (ii) by a Selling Stockholder specifically for use therein; and

(ii)         to reimburse each Indemnified Party upon demand for any reasonable legal or other out-of-pocket expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Indemnified Party is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

(b)          Each of the Selling Stockholders, severally and not jointly, agree to indemnify each Indemnified Party, against any losses, claims, damages or liabilities to which such Indemnified Party may become subject under the Act or otherwise to the same extent as indemnity is provided by the Company pursuant to Section 8(a) above; provided, however, that such Selling Stockholder shall only be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplements thereto, or any Marketing Materials made in reliance upon and in conformity with such Selling Stockholder’s Selling Stockholder Information; provided, further, that the liability of any Selling Stockholder pursuant to this subsection 7(ii) shall not exceed the proceeds received by such Selling Stockholder from the Underwriters in the offering. This indemnity obligation will be in addition to any liability which the Company may otherwise have.

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(c)          Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its affiliates and directors, each of its officers who has signed the Registration Statement, each Selling Stockholder, and each person, if any, who controls the Company or such Selling Stockholder within the meaning of Section 15 of the Act and Section 20 of the Exchange Act (each an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which the Underwriter Indemnified Party may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or Marketing Materials, (B) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (C) with respect to any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or Marketing Materials, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Underwriter Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 hereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(d)          In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 7, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing of the commencement thereof. No indemnification provided for in Section 7(a), (b), (c), (e) or (f) hereof shall be available to any party who shall fail to give notice as provided in this Section 7(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 7(a), (b), (c), (e) or (f) hereof. In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the reasonable fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. The indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 7(a), (b) or (f) (in the case where any Underwriter is an Indemnified Party) hereof and by the Company and the Selling Stockholders in the case of parties indemnified pursuant to Section 7(c) or (f) (in the case where the Company is an Indemnified Party) hereof. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

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(e)          To the extent the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a), (b) or (c) hereof in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

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The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(e), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation, and (iii) no Selling Stockholder shall be required to contribute any amount in excess of the proceeds received by such Selling Stockholder from the Underwriters in the offering. The Underwriters’ obligations in this Section 8(e) to contribute are several in proportion to their respective underwriting obligations and not joint and each Selling Stockholder’s obligations in this Section 8(e) to contribute are several in proportion to the proceeds received by such Selling Stockholder from the Underwriters in this offering and not joint.

(f)          In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, or any Marketing Materials, each party against whom contribution may be sought under this Section 8 hereby consents to the exclusive jurisdiction of (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan and (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), agrees that process issuing from such courts may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party. The Company irrevocably appoints the Company’s General Counsel as their agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York.

(g)          Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, its directors or officers or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, its directors or officers or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

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8.          DEFAULT BY UNDERWRITERS.

If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company or a Selling Stockholder), you, as Representative of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Selling Stockholders, upon the terms set forth herein, the Shares which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representative, shall not have procured such other Underwriters, or any others, to purchase the Shares agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Shares to be purchased on the Closing Date or the Option Closing date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Shares which they are obligated to purchase hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Shares with respect to which such default shall occur exceeds 10% of the Shares to be purchased on the Closing Date or the Option Closing Date, as the case may be, the Selling Stockholders or you as the Representative of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters, the Company or the Selling Stockholders except to the extent provided in Sections 5 and 7 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 8, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representative, may determine in order that the required changes in the Registration Statement, the General Disclosure Package or in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9.          NOTICES.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: (a) if to the Underwriters, to the Representative c/o Piper Jaffray & Co., 345 Park Avenue, New York, New York 10154, Attention: TMT Equity Capital Markets, fax: (646) 607-4168 , with a copy to: (i) Piper Jaffray & Co., U.S. Bancorp Center, 800 Nicollet Avenue, Minneapolis, Minnesota 55402, Attention: General Counsel, fax: (612) 303-8199 and (ii) (which shall not constitute notice), Goodwin Procter LLP, The New York Times Building, 620 Eighth Avenue, New York, New York 10018, Attention: Michael D. Maline, Esq., fax: (212) 355-3333; (b) if to the Company, to Global Eagle Entertainment Inc., 4553 Glencoe Avenue, Los Angeles, California 90292, Attention: General Counsel, with a copy to: McDermott Will & Emery LLP, 340 Madison Avenue, New York, New York 10173, Attention: Joel L. Rubinstein, Esq., fax: (212) 547-5444 or (c) the Selling Stockholders to each of: Landmark South Dakota Trust c/o Bridgeford Trust Company, 330 South Poplar Avenue, Suite 103-1, Pierre, SD 57501, and Jeff Sagansky, 53 East 80th Street, New York, NY  10075, with a copy to: Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, Attention, Thomas S. Ward, Esq., fax (617) 526-5000.

10.         TERMINATION.

This Agreement may be terminated by you by notice to the Company (a) at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Optional Shares) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business; (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your judgment, materially impair the investment quality of the Shares; (iii) suspension of trading in securities generally on the New York Stock Exchange, the NYSE MKT or the NASDAQ Capital Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any such exchange; (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company; (v) the declaration of a banking moratorium by the United States or New York State authorities; (vi) the suspension of trading of the Company’s common stock by the NASDAQ Capital Market, the Commission or any other governmental authority; or (vii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the securities markets in the United States; or (b) as provided in Sections 6 and 8 of this Agreement.

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11.         SUCCESSORS.

This Agreement has been and is made solely for the benefit of the Underwriters and the Company and the Selling Stockholders and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

12.         INFORMATION PROVIDED BY UNDERWRITERS.

The Company, the Selling Stockholders and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, any Preliminary Prospectus or the Prospectus consists of the information set forth in the third and twelfth through fourteenth paragraphs under the caption “Underwriting” in the Prospectus.

13.         MISCELLANEOUS.

(a)          The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers or any Selling Stockholder or controlling person thereof, as the case may be or controlling person thereof, as the case may be, and (iii) delivery of and payment for the Shares under this Agreement.

(b)          The Company and the Selling Stockholders acknowledge and agree that each Underwriter in providing investment banking services to the Company and the Selling Stockholders in connection with the offering, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the Company and the Selling Stockholders do not intend such Underwriter to act in any capacity other than as an independent contractor, including as a fiduciary or in any other position of higher trust. Additionally, neither the Representative nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

(c)          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(d)          This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

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(e)          Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in the Specified Courts, and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

(f)          In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “Judgment Currency”) other than United States dollars, the Company will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the Judgment Currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

(g)          The Underwriters, on the one hand, and the Company (on its own behalf and, to the extent permitted by law, on behalf of its stockholders) on the other hand, waive any right to trial by jury in any action, claim, suit or proceeding with respect to your engagement as underwriter or your role in connection herewith.

(h)          This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. Neither this Agreement nor any terms hereof may be amended except pursuant to a written instrument executed by the Company and the Representative on behalf of the Underwriters. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Selling Stockholders, the Company and the several Underwriters in accordance with its terms.

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Very truly yours,

GLOBAL EAGLE ENTERTAINMENT INC.

By:	/s/ Jay Itzkowitz
Name: Jay Itzkowitz
Title: Senior Vice President and General Counsel

[Selling Stockholders listed on Schedule II:]

Landmark South Dakota Trust
By: Bridgeford Trust Company, LLC
d/b/a Bridgeford Trust Company, its trustee

By	/s/ Linda M. Voller, Trust Officer

Jeff Sagansky

By	/s/ Jeff Sagansky

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

UNDERWRITERS

As Representative of the several

Underwriters listed on Schedule I hereto

PIPER JAFFRAY & CO.

By:	/s/ Martin C. Alvarez
Name: Martin C. Alvarez
Title: Managing Director

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SCHEDULE I

SCHEDULE OF UNDERWRITERS

Underwriter	Number of Firm Shares to be Purchased

Piper Jaffray & Co.	2,475,000

Macquarie Capital (USA) Inc.	825,000

Total:	3,300,000

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SCHEDULE II

Schedule of Selling Stockholders

Number of Firm Shares
Selling Stockholder	to be Sold

Landmark South Dakota Trust	2,500,000

Jeff Sagansky
800,000

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SCHEDULE III

Schedule of Optional Shares

	Maximum Number	Percentage of
	of Optional Shares	Total Number of
Name of Seller	to be Sold	Optional Shares

Landmark South Dakota Trust	495,000	100%

Jeff Sagansky	0	0%

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SCHEDULE IV

PRICING INFORMATION

The number of Firm Shares being sold is 3,300,000

The number of Optional Shares is 495,000

The price of the Shares to the public is $13.25 per share

The price of the Firm Shares to the underwriters is $13.0985 per share

The price of the Optional Shares to the underwriters is $13.25 per share

The amount of convertible notes being sold concurrently is $75,000,000

The interest rate on the convertible notes is 2.75%

The conversion price of the convertible notes is $18.55

The number of shares being offered is reduced by 5,000,000 shares from the number of shares we previously announced were being sold in this offering because PAR Investment Partners, L.P. elected not to sell any of its shares in this offering based on the price at which the shares are being offered. As part of the underwriting procedures, PAR Investment Partners, L.P., all selling stockholders and all of our executive officers and directors have agreed to lock-up agreements for a period of 90 days following the offering.

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SCHEDULE V

PERSONS TO DELIVER LOCKUP AGREEMENTS

David M. Davis

Michael Zemetra

Edward L. Shapiro

Louis Belanger-Martin

Harry E. Sloan

Jeff Sagansky

Jeffrey A. Leddy

Jeffrey E. Epstein

Robert W. Reding

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EXHIBIT A

SUBSIDIARIES

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EXHIBIT B

LOCK-UP AGREEMENT

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EXHIBIT C

CERTIFICATE OF THE CHIEF FINANCIAL OFFICER

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